UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2007

EMBARCADERO TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30293	68-0310015
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 California Street, Suite 1200, San Francisco, California 94111

(Address of principal executive offices, with zip code)

(415) 834-3131

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On February 16, 2007, Embarcadero Technologies, Inc. (the “Company”) issued a press release announcing selected preliminary financial results and related information for the fourth quarter and fiscal year ended December 31, 2006. As stated in the press release, the Company is unable to announce full earnings results for the fourth quarter and the fiscal year at this time due to the Company’s ongoing review of stock option grant practices.

A copy of the press release is furnished as Exhibit 99.1 hereto. The information in this Item 2.02 and contained in the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing into any registration statement or other document filed with the Commission, except as shall be expressly set forth by specific reference in such filing.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 12, 2007, the Compensation Committee of the Company recommended, and the Board of Directors approved, the adoption of a Change of Control Policy (the “Policy”). The Policy requires the Company to make severance payments to a covered officer if his or her employment is terminated under certain circumstances. The Policy applies to the following officers: (i) Chief Executive Officer, (ii) Chief Financial Officer, (iii) Chief Technology Officer, (iv) Vice President of Marketing, (v) Vice President of Product Management, and (vi) Vice President of Sales, unless any such officer has a separate agreement with the Company which provides for specified benefits upon or in connection with a change of control, in which case the Policy does not apply to such officer. Current officers of the Company benefiting from the Policy are Wayne D. Williams, Chief Technology Officer, Greg Davoll, Vice President of Marketing, Greg Keller, Vice President of Product Management, and Scott B. Schoonover, Vice President, Worldwide Sales.

If the Company terminates the employment of any of the Chief Executive Officer, Chief Financial Officer or Chief Technology Officer for any reason other than cause, or if the officer terminates his or her employment for good reason, as defined, within twelve months following a change of control, the Company will provide such officer with one year annual base salary, immediate vesting upon the termination date of any outstanding equity awards, and continued medical benefits for up to twelve months following the termination date.

If the Company terminates the employment of any of the Vice President of Marketing, Vice President of Product Management, or the Vice President of Sales for any reason other than cause, or if the officer terminates his or her employment for good reason, as defined, within twelve months following a change of control, the Company will provide such officer with six months base salary, immediate vesting upon the termination date of any outstanding equity awards, and continued medical benefits for up to six months following the termination date.

In addition, the Policy states that in return for these benefits, each officer covered under the Policy will be required, prior to receiving any such benefits, to execute a general release releasing the Company (or its successor) from any and all claims such officer may have against the Company (or its successor) relating to his or her employment and his or her termination.

The Policy may be amended at any time by a written agreement signed by the officer and the Company.

Item 8.01. Other Events.

On January 18, 2007, the Company appeared before a NASDAQ Listing Qualifications Panel (the “Panel”) to discuss the potential delisting of the Company’s securities from the NASDAQ Stock Market (“NASDAQ”) for failing to timely file its Quarterly Report on Form 10-Q for the period ended September 30, 2006, in violation of NASDAQ Marketplace Rule 4310(c)(14). On February 9, 2007, the Panel notified the Company that the Panel has determined to continue the listing of the Company’s securities on NASDAQ, provided that the Company meets certain requirements. Those requirements are that the Company (i) provides NASDAQ with specified information regarding the results of the Company’s ongoing review of its stock option grant practices on or about March 1, 2007, (ii) files its Quarterly Report on Form 10-Q for the period ended September 30, 2006, any other delinquent periodic reports, and any required restatements on or before April 18, 2007, and (iii) complies with all other requirements for continued listing on NASDAQ. There can be no assurance that the Company will be able to satisfy the conditions set forth above within the prescribed deadlines. In the event that the Company is unable to comply with these conditions, our securities may be delisted.

The Company also announced today that, in connection with the ongoing review of the Company’s stock option grant practices, which review is now being led by a Special Committee of the Board of Directors, the review of relevant documentation by special independent counsel is now substantially complete, and the Special Committee is working with special independent counsel to schedule all remaining interviews with Company personnel, including some current and former members of the Company’s management team.

The Company also announced today that a stockholder derivative lawsuit related to the Company’s stock option grant practices was filed in the U.S. District Court for the Northern District of California on February 9, 2007. This case, which names the Company as a nominal defendant, seeks to bring derivative claims on behalf of the Company against its directors and certain current and former executive officers. The complaint asserts claims under federal and state law including breaches of fiduciary duty, unjust enrichment, statutory violations and other violations of law. The Company is evaluating this lawsuit and intends to respond appropriately.

The Company issued a press release on February 16, 2007, disclosing, among other things, the matters described above. A copy of this press release issued by the Company is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press release, dated February 16, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMBARCADERO TECHNOLOGIES, INC.

Date: February 16, 2007	By:	/s/ Michael Shahbazian
Michael Shahbazian
Chief Financial Officer